SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2003

MESA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North 44th Street, Suite 700, Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(602) 685-4000

ITEM 5. Other Events
SIGNATURES

Item 5. Other Events
Signatures

ITEM 5. Other Events

     The Registrant reported today that Herbert A. Denton has resigned his post on the Board of Directors effective December 1, 2003. In addition, the Registrant announced today that James E. Swigart has tendered his resignation from the Board of Directors to be effective January 1, 2004. Both Directors served with distinction and with the Company’s appreciation for their outstanding contributions and oversight during their tenure since 1998 during which time the Company has grown its regional jet fleet from 3 to 98.

     Upon the effective date of the resignations described above, the Company’s Board of Directors shall be comprised of a majority of Independent Directors as required by the NASDAQ Corporate Governance Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mesa Air Group, Inc.

	By	/s/ Michael Lotz
President
and Chief Operating Officer

Dated: December 2, 2003